Exhibit 4.1
-----------

                                                                  Execution Copy


                                 FIRST AMENDMENT
                                 ---------------
                                       TO
                                       --
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 29, 1998 (this "Amendment"), is by and among THE MONARCH MACHINE TOOL COMPANY, INC., an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively, the "Banks" and, individually, a "Bank") and NBD BANK, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks.

                                    RECITALS
                                    --------

         A. The Company, the Banks and the Agent are parties to the Second Amended and Restated Credit Agreement, dated as of May 29, 1998 (the "Credit Agreement"), pursuant to which the Banks provide to the Company a revolving credit facility, including standby letters of credit, in an aggregate principal amount not to exceed $15,000,000, which credit facility is convertible to a term loan.

         B. The Company now desires that the Credit Agreement be amended in order to, among other things, increase the amount of such revolving credit facility to $25,000,000, and the Banks and the Agent are willing to so amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                    -----------------------------------------

         Effective upon the date the conditions precedent set forth in Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

         1.1 The definitions of the terms "APPLICABLE COMMITMENT FEE RATE", "APPLICABLE EURODOLLAR RATE MARGIN", "APPLICABLE FLOATING RATE MARGIN" and "APPLICABLE L/C FEE RATE" in Section 1.1 are amended and restated in full as follows:

                           "APPLICABLE FACILITY FEE RATE", "APPLICABLE
                  EURODOLLAR RATE MARGIN", "APPLICABLE FLOATING RATE MARGIN" and "APPLICABLE L/C FEE RATE" shall be, for purposes of determining the facility fee payable under Section 2.3(a) for any month (the "Application Month"), the Eurodollar Rate applicable to any Eurodollar Rate Loan outstanding at any time during any Application Month, the Floating Rate applicable to any Floating Rate Loan outstanding at any time during any Application Month, or the fee under Section 2.3(d) for any Letter of Credit issued during any Application Month, as the case may be, the percent set forth under the heading "Applicable Facility Fee Rate", "Applicable Eurodollar Rate Margin for Revolving Credit Loans", "Applicable Eurodollar Rate Margin for the Term Loan", "Applicable Floating Rate Margin for Revolving Credit Loans", "Applicable Floating Rate Margin for the Term Loan" and "Applicable L/C Fee Rate", respectively, below in the row corresponding to the range into which falls the ratio (the "Ratio") of
(a) the Consolidated Senior Debt of the Company and its Subsidiaries as of the end of the last fiscal quarter (the "Determination Quarter") preceding such Application Month for which financial statements have been delivered to the Banks under Section 5.1(d)(ii) to (b) the Consolidated EBITDAL of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending at the end of such Determination Quarter:

                           Applicable                  Applicable
                           Eurodollar    Applicable     Floating     Applicable
                           Rate Margin   Eurodollar    Rate Margin    Floating
                               for       Rate Margin       for       Rate Margin   Applicable
             Applicable    Revolving      for the      Revolving      for the         L/C
              Facility       Credit        Term         Credit         Term           Fee
  Ratio       Fee Rate       Loans         Loan          Loans         Loan           Rate
  -----       --------       -----         ----          -----         ----           ----
Less than
2.00 to        0.25%         0.75%          1.00%           0%          0.25%         0.75%
1.00

Less than
2.50 to
1.00 but
not less       0.25%         1.00%          1.25%           0%          0.25%         1.00%
than 2.00
to 1.00

Less than
3.00 to
1.00 but      0.375%         1.375%         1.625%          0%          0.25%         1.375%
not less
than 2.50
to 1.00

Less than
3.50 to
1.00 but      0.375%         1.625%         1.875%          0%          0.25%         1.625%
not less
than 3.00
to 1.00

Each change in the Applicable Facility Fee Rate, Applicable Eurodollar Rate Margin, Applicable Floating Rate Margin and Applicable L/C Fee Rate in accordance with this definition, as finally determined upon the Banks' receipt of the Company's financial statements for any Determination Quarter pursuant to
Section 5.1(d)(ii), shall be effective as of the first day of the corresponding Application Month following such Determination

                  Quarter; PROVIDED that, for the period from and including the Amendment Date (as such term is defined in the First Amendment to this Agreement) to but excluding the first day of the Application Month following receipt by the Banks of such financial statements for the Determination Quarter ending on or about December 31, 1998, the Applicable Facility Fee Rate, Applicable Eurodollar Rate Margin, Applicable Floating Rate Margin and Applicable L/C Fee Rate shall be set at the respective levels corresponding to a Ratio of less than 3.00 to 1.00 but not less than 2.50 to 1.00.

                  1.2 The definitions of the terms "CURRENT ASSETS", "CURRENT LIABILITIES" and "TOTAL LIABILITIES" in Section 1.1 are deleted.

                  1.3 The following definitions of the terms "CAPITAL EXPENDITURES", "DIVIDENDS", "DOMESTIC SUBSIDIARY", "EBITDAL", "FIXED ASSET ALLOWANCE", "FIXED CHARGES", "FOREIGN SUBSIDIARY", "GFG", "GUARANTIES", "GUARANTORS", "LEASE EXPENSE", "PENSION PLAN TERMINATION", "SENIOR DEBT" and "SUBORDINATED DEBT" are added to Section 1.1 in alphabetical order:

                           "CAPITAL EXPENDITURES" of any person shall mean, for
                  any period, all capital expenditures made by such person during such period, as determined in accordance with generally accepted accounting principles.

                           "DIVIDENDS" of any person shall mean, for any period,
                  all dividends, payments and other distributions by such person during such period in respect of any class of such person's capital stock, and all dividends, payments and other distributions by such person during such period in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of such person's capital stock.

                           "DOMESTIC SUBSIDIARY" of any person shall mean any
                  Subsidiary of such person that is not a Foreign Subsidiary of such person.

                           "EBITDAL" of any person shall mean, for any period,
                  the sum of (a) the EBIT of such person for such period, plus, to the extent deducted in computation of such EBIT, (b) the depreciation and amortization expense of such person and the Lease Expense of such person for such period.

                           "FIXED ASSET ALLOWANCE" shall mean the amount from
                  time to time equal to $10,000,000 less all reductions thereof from time to time pursuant to Section 2.2(b).

                           "FIXED CHARGES" of any person shall mean, for any
                  period, the sum, without duplication, of (a) Capital Expenditures of such person for such period, plus (b) all payments of principal or other sums paid or payable by such person during such period with respect to Indebtedness of such person, plus (c) Interest Expense of such person for such period, plus (d) all debt discount and expense amortized or required to be amortized during such period by such person, plus (e) all obligations of such person in respect of any interest rate or currency swap, rate cap or similar transaction paid or required to be paid during such period by such person, plus (f) all taxes paid or required to be paid by such person during such period, plus (g) all Dividends of such person paid or payable or otherwise accumulating during such period, and plus (h) Lease Expense of such person for such period.

                           "FOREIGN SUBSIDIARY" of any person shall mean any
                  Subsidiary of such person incorporated or organized in any jurisdiction other than any State of the United States.

                           "GFG" shall mean GFG Corporation, a Wisconsin
                  corporation, 100% of the capital stock of which the Company is acquiring from Derlan Industries, Inc., a Delaware corporation.

                           "GUARANTIES" shall mean the guaranties entered into
                  by each of the Guarantors for the benefit of the Agent and the Banks pursuant to this Agreement in form and substance satisfactory to the Required Banks, as amended or modified from time to time.

                           "GUARANTORS" shall mean each Domestic Subsidiary of
                  the Company and each person otherwise entering into a Guaranty from time to time.

                           "LEASE EXPENSE" of any person shall mean, for any
                  period, the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by such person during such period under any Capital Lease or other lease of real or personal property in respect of which such person is obligated as a lessee or user.

                           "PENSION PLAN TERMINATION" shall mean any termination
                  of any Plan or other pension plan of the Company or any of its Subsidiaries, including without limitation any such termination in connection with the changes to the Company's retirement programs effective January 1, 1999.

                           "SENIOR DEBT" of any person shall mean all
                  Indebtedness of such person other than Subordinated Debt of such person.

                           "SUBORDINATED DEBT" of any person shall mean, as of
                  any date, all Indebtedness of such person that is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Agent and the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

                  1.4 The definition of the term "BORROWING BASE" in Section 1.1 is amended and restated in full as follows:

                           "BORROWING BASE" shall mean, as of any date, the sum
                  of (a) an amount equal to 80% of Eligible Accounts Receivable, plus (b) an amount equal to 50% of Eligible Inventory, plus (c) the Fixed Asset Allowance, minus (d) the Fifth Third Borrowings.

                  1.5 The following sentence is added to the end of Section 1.2:

                           When determining from time to time the Consolidated
                  EBITDAL or Fixed Charges of the Company and its Subsidiaries for purposes of this Agreement, each person that is a Subsidiary of the Company at the time of such determination shall be deemed to have been a Subsidiary of the Company for the entire period relevant to such determination (i.e., in each case, the period of four fiscal quarters of the Company ending on the last day of the relevant fiscal quarter), and each person that was a Subsidiary of the Company at any time during such relevant period, but is no longer a Subsidiary of the Company at the time of such determination, shall be deemed not to have been a Subsidiary of the Company at any time during such period; PROVIDED that, when making the foregoing determinations, (a) the EBITDAL and Fixed Charges of GFG for each of its fiscal quarters ending in 1998 shall be deemed to have been one-quarter (1/4) of its EBITDAL and Fixed Charges, respectively, for its fiscal year 1998 in accordance with its audited financial statements for such fiscal year, and (b) taxes of GFG for its fiscal year 1998 may be eliminated from such determinations to the extent GFG would not have incurred such taxes if GFG had been a consolidated Subsidiary of the Company for such fiscal year due to the existence of the Company's net operating loss carryover.

                  1.6 The brackets around the amount "5,000,000" at the end of
Section 2.1(a) are deleted.

                  1.7 Paragraph (b) of Section 2.2 is relabeled as paragraph
(c), and the following new paragraph (b) is added to Section 2.2:

                           (b) Until such time as the aggregate amount of the
                  reductions of the Revolving Credit Commitments pursuant to this Section 2.2(b) is at least $5,000,000, upon the receipt by the Company or any of its Subsidiaries of any of the proceeds hereinafter described, the Revolving Credit Commitments shall be reduced by an amount equal to 100% of the proceeds (net of expenses reasonably incurred in connection therewith; and such net proceeds to be rounded down to the nearest $100,000) received by the Company or any such Subsidiary (i) from any sale, lease, license, transfer, assignment or other disposition of any of the Company's or any such Subsidiary's assets, other than inventory sold in the ordinary course of business, or (ii) as the result of any Pension Plan Termination; PROVIDED that such reductions of the Revolving Credit Commitments shall occur from time to time when such net proceeds (not subject of a prior reduction under this Section 2.2(b)) aggregate at least $1,000,000, but in any event not later than six months after the Company's or such Subsidiary's, as the case may be, receipt thereof. Immediately upon any such reduction of the Revolving Credit Commitments, whether as a result of a transaction described in clause (i) or (ii) above, the amount of the Fixed Asset Allowance shall be reduced by an amount equal to the amount of such reduction of the Revolving Credit Commitments. Each reduction of the Revolving Credit Commitments pursuant to this Section 2.2(b) shall reduce the Revolving Credit Commitments of all the Banks proportionately in accordance with their Pro Rata Shares.

                  1.8 Section 2.3(a) is amended and restated in full as follows:

                           (a) FACILITY FEE. The Company agrees to pay to each
                  Bank a facility fee on the daily average amount of such Bank's Commitments for each month or portion thereof during the period from the effective date of the First Amendment to this Agreement to but excluding the Maturity Date, at a rate equal to the Applicable Facility Fee Rate for such month. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of the First Amendment to this Agreement, and on the Maturity Date.

                  1.9 Section 3.1(e) is added as follows:

                           (e) Notwithstanding anything in this Agreement or the
                  Notes, upon the receipt by the Company or any of its Subsidiaries of proceeds (i) from any sale, lease, license, transfer, assignment or other disposition of any of the Company's or any Subsidiary's assets, other than inventory sold in the ordinary course of business, or (ii) as the result of any Pension Plan Termination, the Company shall prepay the Advances in the amount equal to 100% of such proceeds (net of expenses reasonably incurred in connection with such asset disposition or Pension Plan Termination, as the case may be; and such net proceeds to be rounded down to the nearest $100,000); PROVIDED that such prepayments shall be made from time to time when such net proceeds (not previously subject of a prepayment under this Section 3.1(e)) aggregate at least $1,000,000, but in any event not later than six months after the Company's or such Subsidiary's, as the case may be, receipt thereof. Prior to remittance to the Agent for application to the Advances, all such proceeds shall be held by the Company as trustee for the Agent, without commingling with any funds belonging to the Company. For greater certainty, the parties acknowledge that prepayments of the Advances required under this Section 3.1(e) shall not be limited to $5,000,000 as reductions of the Revolving Credit Commitments may be under Section 2.2(b).

                  1.10 Section 5.1(g) is added as follows:

                           (g) DOMESTIC SUBSIDIARIES TO BECOME GUARANTORs.
                  Promptly and in any event within 15 days of any person becoming a Domestic Subsidiary of the Company, cause such person to execute and deliver a Guaranty and take such further action, and cause such person to take such further action, including, without limitation, causing counsel for such person to render opinions reasonably requested by the Agent and the Banks, all in form and substance satisfactory to the Agent and the Banks, such that such person becomes a Guarantor of the Advances. In addition, the Company agrees to deliver to the Agent from time to time upon the acquisition or creation of any Subsidiary not listed in SCHEDULE 4.4 hereto supplements to SCHEDULE 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

                  1.11 Sections 5.2(a), 5.2(b) and 5.2(c) are amended and restated in full as follows:

                           (a) TANGIBLE NET WORTH. Permit or suffer the
                  Consolidated Tangible Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $30,000,000 plus (ii) an amount equal to 50% of Consolidated Cumulative Net Income of the Company and its Subsidiaries after December 31, 1998.

                           (b) FIXED CHARGE COVERAGE RATIO. Permit or suffer the
                  ratio of the Consolidated EBITDAL of the Company and its Subsidiaries to the Consolidated Fixed Charges of the Company and its Subsidiaries to be less than 1.00 to 1.00; such ratio to be determined as of the end of each fiscal quarter of the Company for the period of four fiscal quarters then ending.

                           (c) SENIOR DEBT TO EBITDAL. Permit or suffer the
                  ratio of the Consolidated Senior Debt of the Company and its Subsidiaries as of the end of any fiscal quarter of the Company to the Consolidated EBITDAL of the Company and its Subsidiaries for the period of four fiscal quarters of the Company then ending to be greater than (i) 3.50 to 1.00 at any time from and including the effective date of the First Amendment to this Agreement to and including March 30, 2000,
                  (ii) 3.00 to 1.00 at any time from and including March 31, 2000 to and including March 30, 2001, and (iii) 2.75 to 1.00 on March 31, 2001 and at any time thereafter.

                  1.12 Section 5.2(e) is amended and restated in full as follows:

                           (e) MERGER; ACQUISITIONS; ETC. Purchase or otherwise
                  acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person, PROVIDED that this Section 5.2(e) shall not prohibit (i) the acquisition of GFG by the Company or (ii) any other such purchase or acquisition (the "Subject Transaction") if (A) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing, or would have occurred as of the last fiscal quarter end of the Company if such merger or acquisition were deemed to have occurred on the last day immediately preceding such fiscal quarter end, and the representation, and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated,
                  (B) the survivor of such merger or acquisition is the Company or a Domestic Subsidiary of the Company, and (C) the aggregate consideration paid by the Company for all such purchases and acquisitions after December 31, 1997 (other than the acquisition of GFG), including, without limitation, the Subject Transaction, is less than the amount equal to 20% of the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the date the Subject Transaction is consummated; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person in which the Company is required to make an equity contribution having a similar effect.

                  1.13 Section 5.2(q) is amended and restated in full as follows:

                           (q) SUBORDINATED DEBT. Create, incur, assume or in
                  any other manner become liable in respect of, or suffer to exist, any Subordinated Debt other than Subordinated Debt of the Company and its Subsidiaries in an aggregate principal amount outstanding not exceeding $5,000,000 at any time.

                  1.14 Section 5.2(r) is added as follows:

                           (r) PAYMENTS AND MODIFICATION OF SUBORDINATED DEBT.
                  Make any optional payment, prepayment, or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Indebtedness.

                  1.15 Sections 6.1(i) and 6.1(j) are added as follows:

                             (i) GUARANTIES. Any event of default described in
                  any Guaranty shall have occurred and be continuing, or any material provision of any Guaranty shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

                             (j) SUBORDINATED DEBT DEFAULTS. Any default under
                  any subordination agreement in favor of the Agent or the Banks with respect to any Subordinated Debt shall have occurred and be continuing beyond any applicable grace period; or any material provision of any such subordination agreement or any subordination terms of any Subordinated Debt shall at any time for any reason cease to be valid and binding and enforceable against the Company, any of its Subsidiaries or any holder of any Subordinated Debt, or the validity, binding effect or enforceability thereof shall be contested by any such holder, the Company or any of its Subsidiaries, or any such holder, the Company or any of its Subsidiaries shall deny that it has any further obligation under any such subordination terms or any such subordination agreement, or any such subordination term or subordination agreement shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way ceases to give or provide to the Banks and the Agent the benefits purported to be created thereby.

                  1.16 The Commitment Amounts set forth next to the name of each Bank on the signature pages of the Credit Agreement are amended and restated in full as follows:

                  For NBD Bank, N.A.:

                           Commitment Amount:  $16,250,000

                  For Star Bank, N.A.:

                           Commitment Amount:  $8,750,000

                  1.17 REPLACEMENT OF EXHIBIT A-1. Exhibit A-1 annexed to the Credit Agreement is deleted in its entirety and Exhibit A-1 annexed to this Amendment shall be deemed substituted in place thereof. The Company shall execute and deliver to each Bank a replacement revolving credit note in the form of Exhibit A-1 annexed to this Amendment (collectively the "Replacement Revolving Credit Notes" and individually a "Replacement Revolving Credit Note") to be exchanged for the existing Revolving Credit Note issued by the Company to each such Bank under the Credit Agreement (collectively the "Existing Revolving Credit Notes" and individually an "Existing Revolving Credit Note"). On the Amendment Date, the principal balance of the Existing Revolving Credit Notes, as well as all other information which has been endorsed on the schedules attached to the Existing Revolving Credit Notes or elsewhere on the books and records of the Banks with respect to the Existing Revolving Credit Notes, shall be endorsed on the schedules attached to the Replacement Revolving Credit Notes or elsewhere on the books and records of the Banks with respect to the Replacement Revolving Credit Notes. The execution and delivery by the Company of the Replacement Revolving Credit Notes shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged the Company's indebtedness evidenced by the Existing Revolving Credit Notes, all of which indebtedness shall continue under and be evidenced and governed by the Replacement Revolving Credit Notes and the Credit Agreement, as amended.


                  ARTICLE 2. CONDITIONS PRECEDENT TO AMENDMENTS
                  ---------------------------------------------

                  As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent and the Banks shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the Banks:

                  2.1 This Amendment duly executed on behalf of the Company, the Agent and each of the Banks.

                  2.2 A Replacement Revolving Credit Note duly completed and executed on behalf of the Company for each Bank.

                  2.3 A fee for this Amendment in the amount of $25,000 in immediately available funds, for the account of the Banks in accordance with their respective Pro Rata Shares.

                  2.4 An incumbency certificate and certified copies of such documents evidencing necessary corporate action of the Company with respect to this Amendment, the Replacement Revolving Credit Notes and the transactions contemplated hereby as the Banks and the Agent may reasonably request.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

                  In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants that:

                  3.1 The execution, delivery and performance by the Company of this Amendment and the Replacement Revolving Credit Notes are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

                  3.2 This Amendment is and, when executed and delivered, the Replacement Revolving Credit Notes will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment, the Replacement Revolving Credit Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Replacement Revolving Credit Notes.

                  3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.


                            ARTICLE 4. MISCELLANEOUS
                            ------------------------

                  4.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

                  4.2 All references to the Credit Agreement or the Existing Revolving Credit Notes in any document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto hereafter shall be deemed references to the Credit Agreement, as amended hereby, and the Replacement Revolving Credit Notes, respectively.

                  4.3 Any and all certificates executed pursuant to the Credit Agreement or in connection therewith and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

                  4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

                  4.6 The Company agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

                  4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                [The rest of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.


                                              THE MONARCH MACHINE TOOL
                                              COMPANY


                                              By:_______________________________

                                                  Its:__________________________


                                              NBD BANK, N.A.


                                              By:_______________________________

                                                  Its:__________________________


                                              STAR BANK, N.A.


                                              By:_______________________________

                                                  Its:__________________________